Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251483, No. 333-245027, No. 333-248602), of MICT, INC. (the "Company") of our report dated March 31, 2021, relating to the consolidated financial statements of the Company included in this annual report on Form 10-K for the fiscal year ended December 31, 2020.

/s/ Ziv Haft
Ziv Haft
Certified Public Accounts (Isr.)
BDO Member Firm

Tel Aviv, Israel

March 31, 2021